Independent Auditors' Consent




To the Shareholders and Board of Directors of Smith Barney Sector Series Inc.:
We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Sector Series Inc. (the "Funds") in the respective Prospectus and Statement of Additional Information, of our report dated December 11, 2000, on the statement of assets and liabilities as of October 31, 2000 and the related statement of operations for the year then ended, the statement of changes in net assets and financial highlights for the period February 28, 2000 (Commencement of Operations) through October 31, 2000. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.
We also consent to the references to our firm under the headings "Financial Highlights"in the Prospectus and "Auditors" in the Statement of Additional Information.
Portfolio
Smith Barney Financial Services Fund
Smith Barney Health Sciences Fund
Smith Barney Technology Fund




KPMG LLP
New York, New York
February 26, 2001




Independent Auditors' Consent




To the Shareholders and Board of Directors of Smith Barney Sector Series Inc.:
We consent to the incorporation by reference, with respect to the portfolios listed below for the Smith Barney Sector Series Inc. (the "Funds") in the respective Prospectus and Statement of Additional Information, of our report dated December 11, 2000, on the statement of assets and liabilities as of October 31, 2000 and the related statement of operations for the year then ended, the statement of changes in net assets and financial highlights for the period August 31, 2000 (Commencement of Operations) through October 31, 2000. These financial statements and financial highlights and our report thereon are included in the Annual Report of the Fund as filed on Form N-30D.

We also consent to the references to our firm under the headings
"Financial Highlights"in the Prospectus and "Auditors" in the Statement of Additional Information.
Portfolio
Smith Barney Global Biotechnology Fund
Smith Barney Global Media & Telecommunications Fund
Smith Barney Global Technology Fund




KPMG LLP
New York, New York
February 26, 2001